                                                              EXHIBIT 11
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                      Three Months Ended          Nine Months Ended
                                                         September 30,              September 30,
                                                   ------------------------    ------------------------
                                                      1994          1993          1994          1993
                                                   ------------------------    ------------------------
Net earnings (loss)                                $(2,253,000) $ 5,005,000    $ 2,116,000  $14,535,000
                                                   ===========  ===========    ===========  ===========
Weighted average number of shares
  outstanding during the period                     12,112,350   12,226,034     12,159,181   12,224,532
                                                   ===========  ===========    ===========  ===========
Earnings (loss) per common share                   $     (0.19) $      0.41    $      0.17  $      1.19
                                                   ===========  ===========    ===========  ===========
Additional Primary Computation:
- - -------------------------------
Net earnings (loss)                                $(2,253,000) $ 5,005,000    $ 2,116,000  $14,535,000
                                                   ===========  ===========    ===========  ===========
Additional adjustment to weighted average
  number of shares outstanding:

    Weighted average number of shares
      outstanding above                             12,112,350   12,226,034     12,159,181   12,224,532

    Add - dilutive effect of outstanding
    options (a)                                                      98,559         34,902       51,959
                                                   -----------  -----------    -----------  -----------
Weighted average number of shares
  outstanding as adjusted                           12,112,350   12,324,593     12,194,083   12,276,491
                                                   ===========  ===========    ===========  ===========

Earnings (loss) per common share (b)               $     (0.19) $      0.41    $      0.17  $      1.18
                                                   ===========  ===========    ===========  ===========

Fully Diluted Computation:
- - --------------------------
Net earnings (loss)                                $(2,253,000) $ 5,005,000    $ 2,116,000  $14,535,000
                                                   ===========  ===========    ===========  ===========
Additional adjustment to weighted average
  number of shares outstanding:

    Weighted average number of shares
      outstanding above                             12,112,350   12,226,034     12,159,181   12,224,532


    Add - dilutive effect of outstanding
    options (a)                                                      98,559         37,082       94,092
                                                   -----------  -----------    -----------  -----------
Weighted average number of shares
  outstanding as adjusted                           12,112,350   12,324,593     12,196,263   12,318,624
                                                   ===========  ===========    ===========  ===========

Earnings (loss) per common share (b)               $     (0.19) $      0.41    $      0.17  $      1.18
                                                   ===========  ===========    ===========  ===========
/TABLE
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(a) As determined by the application of the treasury stock method.
(b) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required per note 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.